                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                              --------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES AND EXCHANGE ACT OF 1934

                                  June 19, 2002

                Date of Report (Date of earliest event reported)

                      HEALTH CARE PROPERTY INVESTORS, INC.

             (Exact name of registrant as specified in its charter)

      Maryland                                        001-08895                                           33-0091377
(State of Incorporation)                        (Commission File Number)                                 (IRS Employer
                                                                                                      Identification Number)
                                                  4675 MacArthur Court
                                                       Suite 900
                                            Newport Beach, California 92660

                                   (Address of principal executive offices) (Zip Code)

                                                     (949) 221-0600

                                  (Registrant's telephone number, including area code)

                                                            N/A

                                (Former Name or Former Address, if Changed Since Last Report)

Item 5.  Other Events

         On June 19, 2002, the Company entered into a purchase agreement with Merrill Lynch, Pierce, Fenner & Smith Incorporated, Credit Suisse First Boston Corporation, Deutsche Bank Securities Inc., Banc of America Securities LLC, BNY Capital Markets, Inc., Goldman, Sachs & Co. and Wachovia Securities, Inc., as underwriters (the "Underwriters"), pursuant to which the Company agreed to issue and sell $250,000,000 aggregate principal amount of 6.45% senior notes of the Company due June 25, 2012 (the "Senior Notes"). The net proceeds from the offering, after payment of selling commissions and discounts and other expenses of the offering, are expected to be used for repayment of a portion of the Company's outstanding indebtedness under its revolving lines of credit.

Item 7.  Exhibits

         (c)  Exhibits.

         1.1 Purchase Agreement between the Underwriters and the Company dated June 19, 2002
         4.1 Officers' Certificate pursuant to Section 301 of the Indenture dated as of September 1, 1993 between the Company and The Bank of New York, as Trustee, establishing a series of securities entitled "6.45% Senior Notes due June 25, 2012"
         4.2      Form of 6.45% Senior Notes due June 25, 2012
         5.1      Opinion of Ballard Spahr Andrews & Ingersoll
         5.2      Opinion of Latham & Watkins
         25.1     Statement of Eligibility and Qualification on Form T-1
         99.1     Press Release Announcing the Offering dated June 20, 2002

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   HEALTH CARE PROPERTY INVESTORS, INC.

Date:  June 24, 2002               By: /s/ Edward J. Henning
                                       -----------------------------------------
                                       Name:   Edward J. Henning
                                       Title:  Senior Vice President, General
                                               Counsel and Corporate Secretary

                                       3